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                                                              Exhibit 10(s.1)

                                PROMISSORY NOTE


U.S. $286.000                                Dated as of October 7, 1994

     FOR VALUE RECEIVED, the undersigned Personal Computer Products, Inc., ("PCPI") 10865 Rancho Bernardo Road, San Diego, CA 92127, promises to pay Copolymer Kako Co., Ltd. Japan, 243 Kamihama-cho, Minami-ku, Nagoya 457 Japan, the principal sum of Two Hundred Eighty-Six Thousand United States Dollars (U.S. $286,000), together with interest from the date hereof at seven percent (7%) simple interest per annum, whether prior to or after maturity.

     This loan will be furnished to PCPI as follows:

     $150,000 on the 12th of October 1994 and,

     $136,000 on the 31st of October 1994.

     Principal and all accrued interest thereon shall be due as follows:

          Within 30 days after PCPI receives equity funding of Three Million Dollars ($3,000,000); or

          Six months after the loan amounts are received by PCPI.

          All wire transfer fees between the two companies will be paid by PCPI.

     Principal and all accrued interest may be prepaid on the balance due under this Note at any time in whole or in part without penalty or premium.

     Upon payment in full of all principal and interest payable, this Note shall be surrendered to PCPI for cancellation.

     This Note shall be governed by and enforced in accordance with the laws of the State of California.

     This Note may not be changed, modified, waived, amended or terminated except in writing signed by PCPI and Copolymer Kako Co., Ltd.

PERSONAL COMPUTER PRODUCTS, INC.

By:
   -------------------------------------
   Edward W. Savarese
   President and Chief Executive Officer

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